Exhibit 99.2
FYQ4 2009 Investor Call February 19, 2010 Bill Lucia, CEO Walter Hosp, CFO

2 Safe Harbor Statement This presentation contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward- looking statements can be identified by words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "will," "target," "seeks," "forecast" and similar expressions. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in its reports on Forms 10-Q and 8-K , copies of which may be obtained from the Company's website at www.hms.com under the "Investor Relations" tab. Any forward-looking statements made by us in this presentation speak only as of the date of this presentation. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

3 Discussion Outline FYQ4 2009 Financial Performance 2010 Guidance Strategic Progress Healthcare Environment Q&A

4 Consolidated Statements of Income ($ in thousands)

Consolidated Statements of Income ($ in thousands) 5

6 Condensed Balance Sheets ($ in thousands)

7 Condensed Statements of Cash Flow ($ in thousands)

2010 Guidance 8

9 9 Strategic Progress State Government 12 consecutive wins, including two brand new states (MN and MS) Re-entered Florida Federal Won second CMS Medicaid Integrity Program Task Order MCO Added 4.4 million MCO lives

10 10 Strategic Progress Program Integrity Expansion State: Virginia Behavioral Health Audit, Massachusetts Utilization Review, Indiana Pharmacy Audit MCO: Centene, Molina Healthcare, Coventry Health Care M&A Entered new markets via acquisition: Self-Insured Employers (Verify Solutions) Medicare Fraud, Waste and Abuse (IntegriGuard)

Healthcare Expenditures 11 Health spending projections were based on the 2008 version of the National Health Expenditures released in January 2010. SOURCE: Centers for Medicare & Medicaid Services, Office of the Actuary.

12 Appendix: EBITDA EBITDA is defined as earnings before interest, taxes, depreciation and amortization and adjusted EBITDA represents EBITDA adjusted for share based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the company's ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this presentation.